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                                                                   Exhibit 10.16

                 NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

      THIS NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into as of the 11th day of March, 2005 by and among the banks that are or may from time to time become parties hereto (individually a "Bank" and collectively, the "Banks"), LASALLE BANK NATIONAL ASSOCIATION, a national banking association (in its individual capacity, "LaSalle"), as agent ("Agent") for the Banks, and SIGMATRON INTERNATIONAL, INC., a Delaware corporation (the "Borrower").

                              W I T N E S S E T H:

      WHEREAS, Agent, the Banks and Borrower are parties to that certain Loan and Security Agreement dated as of August 25, 1999, as amended by that certain Amendment to Loan and Security Agreement dated as of August 31, 2000, that certain Forbearance Agreement and Second Amendment to Loan and Security Agreement dated as of February 1, 2001, that certain Forbearance Agreement and Third Amendment to Loan and Security Agreement dated as of May 31, 2001, that certain Forbearance Agreement and Fourth Amendment to Loan and Security Agreement dated as of July 31, 2001, that certain Fifth Amendment to Loan and Security Agreement dated as of November 30, 2001, that certain Sixth Amendment to Loan and Security Agreement dated as of April 22, 2002, that certain Seventh Amendment to Loan and Security Agreement dated as of October 16, 2002 and that certain Eighth Amendment to Loan and Security Agreement dated as of February 19, 2004 (the Original Agreement and all of the foregoing amendments are collectively referred to as the "Agreement"); and

      WHEREAS, the Borrower and the Banks have agreed to further amend the Agreement to, among other items, (i) extend the maturity date of the Revolving Credit Commitment (as defined in the Agreement), and (ii) modify certain interest rate provisions and financial covenants, all in accordance with the terms and conditions of this Amendment.

      NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:

      1. Incorporation of the Agreement. All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Agreement, and the Agreement, to the extent not inconsistent with this Amendment, is incorporated herein by this reference as though the same were set forth in its entirety. To the extent any terms and provisions of the Agreement are inconsistent with the amendments set forth in Paragraph 2 below, such terms and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

      2. Amendment of the Agreement.

            (a) The definition of the terms "Letter of Credit Limit", "Maturity Date" and "Revolving Note" appearing in Paragraph 1.1 of the Agreement are hereby amended and restated to read as follows:

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            "Letter of Credit Limit" means Four Million Dollars ($4,000,000).

            "Maturity Date" means September 30, 2006 with respect to all Loans.

            "Revolving Note" means those certain Substitute Revolving Notes dated as of March 11, 2005 payable by Borrower to each of LaSalle Bank National Association and Charter One Bank in the maximum principal amounts of $7,800,000 and $5,200,000, respectively, as each may be amended, modified, substituted or restated from time to time, together with all renewals and exchanges therefore.

            (b) Paragraphs 11.2(f)(vi) and (v) of the Agreement are hereby amended and restated to read as follows:

            (vi) Maintain EBITDA of not less than the following amounts during the periods set forth below measured quarterly on a rolling twelve month basis:

             PERIOD                                              AMOUNT
             ------                                              ------
January 31, 2005 - October 31, 2005                             $6,000,000

November 1, 2005 and at all times thereafter                    $5,000,000

            (v) Not permit the aggregate amount of Capital Expenditures to exceed $6,000,000 in any fiscal year (excluding any Capital Expenditures associated with Borrower's plant located in China).

            (c) Schedule 1.1 to the Agreement is hereby amended and restated with Schedule 1.1 attached hereto.

      3. Representations and Warranties. The representations and warranties set forth in Paragraph 11.1 and all covenants set forth in Paragraphs 11.2 and 11.3 of the Agreement shall be deemed remade and affirmed as of the date hereof by Borrower, except any and all references to the Agreement in such representations, warranties and covenants shall be deemed to include this Amendment.

      4. Delivery of Documents/Information. Prior to entering into this Amendment, Agent shall have received from Borrower the following fully executed documents, in form and substance satisfactory to Agent and each Bank, and all of the transactions contemplated by each such document shall have been consummated or each condition contemplated by each such document shall have been satisfied:

            (a)   this Amendment;

            (b)   Substitute Revolving Note of each Bank;

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            (c)   Secretary's Certificate of Borrower with resolutions and
                  incumbency;

            (d)   Officer's Certificate (Closing Bring-Down) of Borrower; and

            (e) such other documents, certificates and opinions as Agent may request.

      5. Reference to the Effect on the Agreement.

            (a) References. Upon the date of this Amendment and on and after the date hereof, each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Agreement, as amended hereby.

            (b) Ratification. As specifically modified above, the Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, and are hereby ratified and confirmed.

      6. Representations and Warranties of the Borrower. Borrower hereby represents and warrants to Agent and the Banks as of the date hereof as follows:

            (a) The execution and delivery of this Amendment and the performance by Borrower of its obligations hereunder are within the Borrower's powers and authority, have been duly authorized by all necessary corporate action and do not and will not contravene or conflict with the Articles of Incorporation or By-laws of Borrower.

            (b) The Agreement (as amended by this Amendment) and the Other Agreements constitute legal, valid and binding obligations enforceable in accordance with their terms by Agent and the Banks against Borrower, and Borrower expressly reaffirms each of its obligations under the Agreement (as amended by this Amendment) and each of the Other Agreements, including, without limitation, the Borrower's Liabilities. Borrower further expressly acknowledges and agrees that Agent has a valid, duly perfected, first priority and fully enforceable security interest in and lien against each item of Collateral except as otherwise set forth in the Agreement. Borrower agrees that it shall not dispute the validity or enforceability of the Agreement (as it was stated before and after this Amendment) or any of the Other Agreements or any of its respective obligations thereunder, or the validity, priority, enforceability or extent of Agent's security interest in or lien against any item of Collateral, in any judicial, administrative or other proceeding;

            (c) No consent, order, qualification, validation, license, approval or authorization of, or filing, recording, registration or declaration with, or other action in respect of, any governmental body, authority, bureau or agency or other Person is required in connection with the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of, this Amendment; and

            (d) The execution, delivery and performance of this Amendment by Borrower does not and will not violate any law, governmental regulation, judgment, order or decree applicable to Borrower and does not and will not violate the provisions of, or constitute a default or any event of default under, or result in the creation of any security interest or lien upon any property of Borrower pursuant to, any indenture, mortgage, instrument, contract, agreement or

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other undertaking to which Borrower is a party or is subject or by which
Borrower or any of its real or personal property may be bound.

      7. Releases; Indemnities.

            (a) In further consideration of the Banks' execution of this Amendment, Borrower, and on behalf of its successors, assigns, subsidiaries and Affiliates, hereby forever release Agent and each Bank and their respective successors, assigns, parents, subsidiaries, Affiliates, officers, employees directors, agents and attorneys (collectively, the "Releasees") from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions and causes of action (whether at law or in equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent (collectively, "Claims"), that Borrower may have against the Releasees which arise from or relate to any actions which the Releasees may have taken or omitted to take prior to the date this Amendment was executed, including without limitation with respect to Borrower's Liabilities, any Collateral, the Agreement, any Other Agreement and any third parties liable in whole or in part for Borrower's Liabilities. This provision shall survive and continue in full force and effect whether or not Borrower shall satisfy all other provisions of this Amendment, the Other Agreements or the Agreement, including payment in full of Borrower's Liabilities.

            (b) Borrower hereby agrees that its obligation to indemnify and hold the Releasees harmless as set forth in Paragraph 7(a) of this Amendment shall include an obligation to indemnify and hold the Releasees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by, or on behalf of, any Person, including, without limitation, officers, directors, agents, trustees, creditors, partners or shareholders of Borrower, whether threatened or initiated, asserting any claim for legal or equitable remedy under any statute, regulation or common law principle arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Amendment or any other document executed in connection herewith. The foregoing indemnity shall survive the payment in full of the Borrower's Liabilities and the termination of this Amendment, the Agreement and the Other Agreements.

      8. Fees and Expenses. The Borrower agrees to pay on demand all costs, fees and expenses of or incurred by the Agent in connection with the evaluation, negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents executed and delivered in connection with the transactions described herein (including the filing or recording thereof), including, but not limited to, the reasonable fees and expenses of counsel for the Agent, search fees and taxes payable in connection with this Amendment and any future amendments to the Agreement.

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      9. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

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         (NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT SIGNATURE PAGE)

      IN WITNESS WHEREOF, the parties hereto have duly executed this Ninth Amendment to Loan and Security Agreement as of the date first above written.

                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          for itself and as Agent

                                          By: /s/ Sara A. Huizinga
                                              -----------------------
                                          Its: Assistant Vice President

                                          CHARTER ONE BANK, N.A., as a Bank

                                          By:  /s/ Raullo M. Eanes
                                               -----------------------
                                          Its: Vice President

                                          SIGMATRON INTERNATIONAL, INC.

                                          By:  /s/ Linda K. Blake
                                                ----------------------
                                          Its: Chief Financial Officer

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